UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 14, 2015

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of 2015-1C Tower Securities

On October 14, 2015, pursuant to the terms of a Purchase Agreement (the “Purchase Agreement”) by and among SBA Senior Finance, LLC, an indirect subsidiary of SBA Communications Corporation (the “Company”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and Barclays Capital Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the several initial purchasers named on Schedule I thereto, SBA Tower Trust (the “Trust”), a New York common law trust established by an indirect subsidiary of the Company, issued, and the initial purchasers purchased, $500 million principal amount of Secured Tower Revenue Securities, Series 2015-1C (the “2015-1C Tower Securities”).

The 2015-1C Tower Securities will have an anticipated repayment date of October 8, 2020, a final maturity date of October 10, 2045 and an interest coupon rate of 3.156% per annum, payable monthly. The 2015-1C Tower Securities are guaranteed by SBA Guarantor LLC, SBA Holdings LLC, SBA GC Parent I, LLC and SBA GC Parent II, LLC, each an indirect subsidiary of the Company.

The net proceeds from this offering were approximately $491 million, after deducting initial purchasers’ discounts and expenses. Net proceeds from this offering will be used to make a cash distribution to SBA Guarantor LLC which will further distribute such amount to one or more other SBA entities to be used (1) to repay drawn amounts on the revolving credit facility of SBA Senior Finance II LLC and (2) for general corporate purposes.

First Loan Supplement to the Loan and Security Agreement

In connection with the issuance of the 2015-1C Tower Securities, the parties entered into the First Loan and Security Agreement Supplement and Amendment, dated as of October 14, 2015 (the “First Loan Supplement”), which amended and supplemented the Second Amended and Restated Loan and Security Agreement, dated October 14, 2014 (the “Loan and Security Agreement”). The First Loan Supplement was entered into by SBA Properties, LLC (successor to SBA Properties, Inc.), SBA Sites, LLC, SBA Structures, LLC, SBA Infrastructure, LLC, SBA Monarch Towers III, LLC, SBA 2012 TC Assets PR, LLC, SBA 2012 TC Assets, LLC, SBA Towers IV, LLC, SBA Monarch Towers I, LLC, SBA Towers USVI, Inc., SBA GC Towers, LLC, SBA Towers VII, LLC (the “Initial Borrowers”), and SBA Towers V, LLC, and SBA Towers VI, LLC (the “Additional Borrowers” and together with the Initial Borrowers, the “Borrowers”) and Midland Loan Services, a Division of PNC Bank, National Association, as servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee. Pursuant to the First Loan Supplement, the Borrowers, jointly and severally, borrowed an additional $500 million under the mortgage loan with the same terms and conditions as the 2015-1C Tower Securities.

Pursuant to the First Loan Supplement, among other things, (i) the outstanding principal amount of the mortgage loan was increased by $500 million, (ii) the Additional Borrowers were added to the Loan and Security Agreement and (iii) the Borrowers became jointly and severally liable for the aggregate $4.53 billion borrowed under the mortgage loan (the “Mortgage Loan”) corresponding to the 2010-2 Tower Securities, 2012-1 Tower Securities, 2013 Tower Securities,

2014-1 Tower Securities, 2014-2 Tower Securities and the newly issued 2015-1C Tower Securities (together the “Tower Securities”). In addition, the First Loan Supplement modified the advance rents reserve requirement such that the Borrowers will only be required to maintain an advance rents reserve at any time the monthly tenant debt service coverage ratio (the “Monthly Tenant DSCR”) is equal to or less than 2:1 and for two calendar months after the Monthly Tenant DSCR again exceeds 2:1.

The Mortgage Loan is the sole asset of the Trust. The aggregate principal amount of the loan components outstanding under the Mortgage Loan is $4.53 billion, comprised of (1) the $550 million loan component with the same terms and conditions as the 2010-2 Tower Securities, (2) the $610 million loan component with the same terms and conditions as the 2012-1 Tower Securities, (3) the $425 million loan component with the same terms and conditions as the 2013-1C Tower Securities, (4) the $330 million loan component with the same terms and conditions as the 2013-1D Tower Securities, (5) the $575 million loan component with the same terms and conditions as the 2013-2C Tower Securities, (6) the $920 million loan component with the same terms and conditions as the 2014-1 Tower Securities, (7) the $620 million loan component with the same terms and conditions as the 2014-2 Tower Securities, and (8) the $500 million loan component with the same terms and conditions as the 2015-1C Tower Securities.

The Mortgage Loan underlying the Tower Securities is to be repaid from the operating cash flows from the aggregate 10,590 tower sites owned by the Borrowers. The Mortgage Loan is secured by (1) mortgages, deeds of trust and deeds to secure debt on a substantial portion of the tower sites, (2) a security interest in the towers and substantially all of the Borrowers’ personal property and fixtures, (3) the Borrowers’ rights under tenant leases, and (4) all of the proceeds of the foregoing. For each calendar month, SBA Network Management, Inc., an indirect subsidiary of the Company, is entitled to receive a management fee equal to 4.5% of the Borrowers’ operating revenues for the immediately preceding calendar month.

The Borrowers may prepay the $500 million loan corresponding to the 2015-1C Tower Securities with no prepayment consideration (1) within twelve months of the anticipated repayment date, (2) with proceeds received as a result of any condemnation or casualty of any tower owned by the Borrowers or (3) during an amortization period. In all other circumstances, the Borrowers may prepay the $500 million loan, in whole or in part, upon payment of the applicable prepayment consideration. The prepayment consideration consists of an amount equal to the excess, if any, of (i) the present value associated with the portion of the principal balance of the $500 million loan being prepaid, calculated in accordance with the formula set forth in the Loan and Security Agreement, on the date of prepayment of all future installments of principal and interest required to be paid from the date of prepayment to and including the first due date within twelve months of the anticipated repayment date of the 2015-1C Tower Securities over (ii) that portion of the principal balance prepaid on the date of such prepayment.

To the extent that the loan corresponding to the 2015-1C Tower Securities is not fully repaid by the anticipated repayment date, the interest rate will increase by the greater of (i) 5% and (ii) the amount, if any, by which the sum of (x) the ten-year U.S. treasury rate plus (y) the credit-based spread for such component (as set forth in the Loan and Security Agreement) plus (z) 5%, exceeds such interest rate. Except as set forth herein, all other material terms and conditions of the Mortgage Loan remain unchanged.

In connection with the issuance of the 2015-1C Tower Securities, each of the Additional Borrowers also executed joinders to the ancillary agreements governing the securitization, including, but not limited to, the Management Agreement.

Relationships

The Company and certain of its affiliates have previously entered into commercial financial arrangements with each of the initial purchasers, and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to the Company and its affiliates, including (1) serving as a lender and/or in other related capacities in connection with the Senior Credit Agreement and the various term loans and revolving credit facility under the Senior Credit Agreement and/or (2) as a book runner and/or an initial purchaser for our Secured Tower Revenue Securities, Series 2014-1, Series 2014-2, Series 2013-1, Series 2013-2, Series 2012-1 and Series 2010-2. In addition, each of Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, and TD Securities (USA) LLC served as a book runner and/or an initial purchaser for our 4.875% Senior Notes due 2022, 5.75% Senior Notes due 2020 and 5.625% Senior Notes due 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.12A	First Loan and Security Agreement Supplement and Amendment, dated as of October 14, 2015, by and among the Borrowers named therein and Midland Loan Services, a division of PNC Bank, National Association, as Servicer on behalf of Deutsche Bank Trust Company Americas, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: October 20, 2015